AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 2012.
REGISTRATION NO. 333-178956

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT No. 1
TO
FORM F-10

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

BROOKFIELD OFFICE PROPERTIES CANADA

(Exact name of Registrant as specified in its charter)

ONTARIO	6798	NOT APPLICABLE

(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number, if applicable)	(I.R.S. Employer Identification Number, if applicable)

181 BAY STREET, SUITE 330
TORONTO, ONTARIO M5J 2T3
(416) 369-8555

(Address and telephone number of Registrant’s principal executive offices)

TORYS LLP
1114 AVENUE OF THE AMERICAS
NEW YORK, NEW YORK 10036
ATTENTION: DANIEL P. RAGLAN
(212) 880-6000
(Name, address (including zip code) and telephone number (including area code)
of agent for service in the United States)

COPIES TO:

BRETT M. FOX BROOKFIELD OFFICE PROPERTIES CANADA THREE WORLD FINANCIAL NEW YORK, NEW YORK 10281 (212) 417-7000	DANIEL P. RAGLAN, ESQ. TORYS LLP 1114 AVENUE OF THE AMERICAS NEW YORK, NEW YORK 10036 (212) 880-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement as determined by market conditions.

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.   upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.  ☒ at some future date (check appropriate box below)

1.   pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than seven calendar days after filing).

2.   pursuant to Rule 467(b) on ( ) at ( ) (designate a time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.  ☒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.  ☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)(3)(4)	Amount of Registration Fee(5)
Trust Units
Debt Securities
Total	US$732,994,526	US$732,994,526	US$84,001

(1)
There are being registered under this Registration Statement such indeterminate number of Trust Units and Debt Securities of the Registrant as shall have an aggregate initial offering price not to exceed U.S.$732,994,526.  Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.

(2)	In United States dollars or the equivalent thereof in Canadian dollars.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(4)
U.S. dollar amounts are calculated based on the maximum aggregate offering price of Cdn.$750,000,000 converted to U.S. dollars based on the exchange rate of Cdn.$1.00 = U.S.$0.9773, the noon buying rate as reported by the Bank of Canada on January 6, 2012.

(5)	Previously paid.

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Base Shelf Prospectus

Base Shelf Prospectus

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. This short form base shelf prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities regulatory authorities in Canada and filed with, or furnished to, the United States Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Secretary of BOX at Suite 330, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3 Telephone: (416) 359-8555, and are also available electronically at www.sedar.com.

SHORT FORM BASE SHELF PROSPECTUS

New Issue and Secondary Offering	February 13, 2012

BROOKFIELD OFFICE PROPERTIES CANADA

$750,000,000

Trust Units
Debt Securities

Brookfield Office Properties Canada (“BOX”, “we”, “us” and “our”) may from time to time offer and issue trust units and unsecured debt securities (together referred to as the “Securities”) under this short form base shelf prospectus. The Securities offered hereby may be offered separately or together, in one or more series in an aggregate initial offering amount of up to $750,000,000 or, if any of our debt securities are issued at an original issue discount, such greater amount as shall result in an aggregate issue price of $750,000,000, at any time and from time to time during the 25 month period that this prospectus, including any amendments thereto, remains valid. Securities of any series may be offered in such amount and with such terms as may be determined in light of market conditions. BPO Properties Ltd. (“BPP”), a subsidiary of Brookfield Office Properties Inc. (“BPO”), may also offer and sell trust units under this prospectus. See “Selling Unitholder”.

The specific terms of the Securities in respect of which this prospectus is being delivered will be set forth in an accompanying prospectus supplement and may include, where applicable: (i) in the case of our trust units, the number of trust units offered and the offering price; and (ii) in the case of our debt securities, the designation, the aggregate principal amount, the maturity, the interest provisions, any mandatory or optional redemption or sinking fund provisions, the form of debt securities, the authorized denominations and the currencies or currency units in which any of the debt securities will be issuable, the offering price and any other terms of the debt securities. The debt securities offered hereby may consist of debentures, notes or other types of debt and may be issuable in series. You should read this prospectus and any applicable prospectus supplement carefully before you invest. This prospectus may not be used to offer Securities unless accompanied by a prospectus supplement. Our intended use for any net proceeds expected to be received from the issue of Securities will be set forth in a prospectus supplement. All information permitted under applicable securities laws to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. Each such prospectus supplement will be deemed to be incorporated by reference into this prospectus as of the date of each such prospectus supplement and only for the purposes of the distribution of the Securities to which such prospectus supplement pertains.

Our head office is at Suite 330, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3.

Investing in the Securities is subject to certain risks. See “Risk Factors” beginning on page 15 of this prospectus.

___________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “COMMISSION”) OR ANY STATE SECURITIES REGULATOR, NOR HAS THE COMMISSION OR ANY STATE SECURITIES REGULATOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
___________

This offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Our financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), and are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Prospective investors should be aware that the acquisition of the Securities may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein or in any applicable prospectus supplement. Prospective investors should consult their own tax advisors with respect to their particular circumstances and read the tax disclosure in any applicable prospectus supplement.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely by the fact that we are a trust established under and governed by the laws of the Province of Ontario, that some of our officers and trustees may be residents of Canada, that some of the experts named in this prospectus may be residents of Canada and that substantially all of our assets and some of the assets of those officers, trustees and experts may be located outside the United States.

We may sell, or BPP may sell, the Securities through underwriters or dealers directly pursuant to applicable statutory exemptions, or through agents designated by us or BPP from time to time. Each prospectus supplement will identify each person who may be deemed to be an underwriter with respect to the Securities being offered and will set forth the terms of the offering of such Securities, including, to the extent applicable, the purchase price or prices of the offered Securities, the initial offering price, the proceeds to us or BPP from the sale of the offered Securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers. The managing underwriter or underwriters with respect to the Securities sold to or through underwriters will be named in the applicable prospectus supplement.

In connection with any underwritten offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”.

Our outstanding trust units are listed on the Toronto Stock Exchange under the symbol “BOX.UN” and on the New York Stock Exchange (the “NYSE”) under the symbol “BOXC”.

A return on an investment in our trust units is not comparable to the return on an investment in a fixed-income security. The recovery of an investment in our trust units is at risk, and any anticipated return on an investment in our trust units is based on many performance assumptions. Although we intend to make distributions of available cash to our unitholders in accordance with our distribution policy from time to time, those cash distributions are not assured and may be reduced or suspended, depending on numerous factors disclosed in continuous disclosure documents filed with the securities regulators from time to time in Canada by us. In addition, the market value of our trust units may decline if we are unable to make cash distributions in accordance with our distribution policy in the future, and that decline may be significant. See “Risk Factors”.

The after-tax return to our unitholders from an investment in our trust units will depend, in part, on the composition for income tax purposes of distributions that we pay on the trust units, portions of which may be fully or partially taxable or may constitute tax deferred distributions which are not subject to tax at the time of receipt but reduce a unitholder’s cost base in our trust units for tax purposes. The composition may change over time, thus affecting a unitholder’s after-tax return. Distributions of our net income are generally taxed as ordinary income in the hands of the unitholder. Distributions in excess of our net income are generally not taxed (and reduce a unitholder’s cost base in our trust units for tax purposes).

BOX is not a trust company and is not registered under applicable legislation governing trust companies as it does not carry on or intend to carry on the business of a trust company. Our trust units are not “deposits” within the meaning of the Canada Deposit Insurance Corporation Act and are not insured under the provisions of that act or any other legislation.

Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities offered hereby will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is no market through which these debt securities may be sold and purchasers may not be able to resell the debt securities purchased under this prospectus. This may affect the pricing of our debt securities in the secondary market, the transparency and availability of trading prices, the liquidity of our debt securities, and the extent of issuer regulation. See “Risk Factors”.

TABLE OF CONTENTS

INFORMATION CONTAINED IN THIS PROSPECTUS	2
DOCUMENTS INCORPORATED BY REFERENCE	3
AVAILABLE INFORMATION	4
BROOKFIELD OFFICE PROPERTIES CANADA	4
RECENT DEVELOPMENTS	5
SELLING UNITHOLDER	5
USE OF PROCEEDS	5
DESCRIPTION OF THE TRUST UNITS	5
DESCRIPTION OF THE DEBT SECURITIES	7
PLAN OF DISTRIBUTION	14
RISK FACTORS	15
CERTAIN INCOME TAX CONSIDERATIONS	15
LEGAL MATTERS	15
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT	15
ENFORCEABILITY OF CIVIL LIABILITIES	16
PURCHASERS’ STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION	16
PROMOTER	16
AUDITOR’S CONSENT	A-1
CERTIFICATE OF THE ISSUER	C-1

INFORMATION CONTAINED IN THIS PROSPECTUS

Basis of Presentation

In this prospectus, unless the context indicates otherwise: “BOX”, “we”, “us” and “our” mean Brookfield Office Properties Canada, Brookfield Office Properties Canada LP and their direct and indirect subsidiaries; “BPP” means BPO Properties Ltd.; and “BPO” means Brookfield Office Properties Inc. and its direct and indirect subsidiaries other than BOX.

All dollar amounts set forth in this prospectus and any prospectus supplement are in Canadian dollars, except where otherwise indicated.

The information in this prospectus is given as of February 13, 2012, unless otherwise specified.

Forward-Looking Statements

This prospectus, including the documents incorporated by reference, contains forward-looking statements and information within the meaning of applicable securities legislation. These forward-looking statements reflect our current beliefs and are based on assumptions and information currently available to us. In some cases, forward-looking statements can be identified by terminology such as “may”, “will”, “expect”, “plan”, “anticipate”, “believe”, “intend”, “estimate”, “predict”, “forecast”, “outlook”, “potential”, “continue”, “should”, “likely”, or the negative of these terms or other comparable terminology. Although we believe that our anticipated future results, performance or achievements expressed or implied by the forward-looking statements and information are based upon reasonable assumptions and expectations, you should not place undue reliance on forward-looking statements and information because they involve assumptions, known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements and information. Accordingly, we cannot give any assurance that our expectations will in fact occur and caution that actual results may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those set forth in the forward-looking statements and information include, but are not limited to: general economic conditions; local real estate conditions, including the development of properties in close proximity to our properties; timely leasing of newly-developed properties and re-leasing of occupied square footage upon expiration; dependence on tenants’ financial condition; the uncertainties of real estate development and acquisition activity; our ability to effectively integrate acquisitions; interest rates; availability of equity and debt financing; the impact of newly-adopted accounting principles on our accounting policies and on period-to-period comparisons of financial results; and other risks and factors described from time to time in the documents filed by us with the securities regulators in Canada and the United States, including in our annual information form under the heading “Business of Brookfield Office Properties Canada – Risk Factors” and in our most recent management’s discussion and analysis of our financial condition and results of operations under the heading “Risks and Uncertainties”. We do not undertake to publicly update or revise any forward-looking statements or information contained in this prospectus or the documents incorporated by reference, whether as a result of new information, future events or otherwise, except as required by law.

DOCUMENTS INCORPORATED BY REFERENCE

The following documents filed with securities commissions or similar authorities in each of the provinces and territories of Canada and with the Commission in the United States are specifically incorporated by reference in, and form an integral part of, this prospectus:

1.	our audited comparative consolidated financial statements and the notes thereto for the years ended December 31, 2010 and 2009, together with the report of the auditors thereon;

2.	our management’s discussion and analysis of our financial condition and results of operations for the audited comparative consolidated financial statements referred to in paragraph 1 above;

3.	our annual information form dated March 30, 2011;

4.	our management proxy circular dated March 30, 2011, as re-filed on April 6, 2011, in connection with our annual meeting of unitholders;

5.	our unaudited comparative condensed consolidated financial statements and the notes thereto for the three and nine months ended September 30, 2011 and 2010; and

6.
our management’s discussion and analysis of our financial condition and results of operations for the unaudited comparative condensed consolidated financial statements referred to in paragraph 5 above.

Any of our documents of the types referred to in the preceding paragraphs 1 through 6 together with any material change reports (excluding confidential material change reports), business acquisition reports and all financial information publicly disseminated through news releases or otherwise, filed with securities commissions or similar authorities in Canada during the time that this prospectus is valid shall be deemed to be incorporated by reference into this prospectus. To the extent that any document or information incorporated by reference in this prospectus is included in a report that is filed with or furnished to the Commission on Form 40-F or 6-K (or any respective successor form), such document or information shall also be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this prospectus forms a part. In addition, any document filed with or furnished to the Commission by us which specifically states that it is intended to be incorporated by reference into the registration statement of which this prospectus forms a part shall be deemed to be incorporated by reference into the registration statement.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon a new annual information form and new audited comparative consolidated financial statements being filed with and, where required, accepted by the applicable securities regulatory authorities during the time that this prospectus is valid, the previous annual information form, the previous audited comparative consolidated financial statements and all unaudited interim comparative condensed consolidated financial statements and material change reports filed prior to the commencement of the financial year in which the new annual information form is filed will be deemed no longer to be incorporated by reference into this prospectus for purposes of future offers and sales of Securities hereunder.

A prospectus supplement containing the specific terms of an offering of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of such prospectus supplement but only for purposes of the offering of Securities to which that prospectus supplement pertains.

Where we disclose our earnings coverage ratios by a prospectus supplement, the prospectus supplement filed with applicable securities regulatory authorities that contains the most recent updated disclosure of earnings coverage ratios and any prospectus supplement supplying any additional or updated information we may elect to include (provided that such information does not describe a material change that has not already been the subject of a material change report or a prospectus amendment) will be delivered to purchasers of Securities together with this prospectus and will be deemed to be incorporated into this prospectus as of the date of the prospectus supplement.

Prospective investors should rely only on the information incorporated by reference or contained in this prospectus or any applicable prospectus supplement and on the other information included in the registration statement on Form F-10 relating to the Securities and of which this prospectus is a part. We have not authorized anyone to provide different or additional information. We are not making an offer of Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front of the applicable prospectus supplement.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the office of the Secretary of BOX at Suite 330, Brookfield Place, 181 Bay Street, Toronto, Ontario, Canada, M5J 2T3 Telephone: (416) 359-8555, and are also available electronically at www.sedar.com.

           AVAILABLE INFORMATION

This prospectus is part of the registration statement on Form F-10 relating to the Securities that we filed with the Commission. This prospectus does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the Commission. Items of information omitted from this prospectus but contained in the registration statement are available on the Commission’s website at www.sec.gov.

Under this “shelf” registration process, we may, from time to time, sell any combination of Securities in one or more offerings up to an aggregate amount of $750,000,000. This prospectus provides a prospective investor with a general description of the Securities that we may offer. Each time we sell Securities under the registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities. This prospectus supplement may also add, update or change information contained in this prospectus. Before investing, a prospective investor should read both this prospectus and any applicable prospectus supplement together with any documents incorporated or deemed to be incorporated by reference herein. This prospectus does not contain all of the information contained in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. A prospective investor should refer to the registration statement and the exhibits thereto for further information about us and the Securities.

In addition to our continuous disclosure obligations under Canadian securities laws, we are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, and, in accordance therewith, file reports and other information with the Commission. Under a multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. Such reports and other information concerning us can be inspected and copied, at a fee, at the public reference facilities maintained by the Commission at: 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at l-800-SEC-0330 for further information on the public reference room. The Commission also maintains a website at www.sec.gov that contains these materials.

BROOKFIELD OFFICE PROPERTIES CANADA

BOX is a limited purpose unincorporated, closed-ended, real estate investment trust established under and governed by the laws of the Province of Ontario and created pursuant to a declaration of trust dated as of March 19, 2010 (the “Declaration of Trust”). Our portfolio is comprised of interests in 28 premier office properties totaling 20.7 million square feet in the downtown cores of Toronto, Calgary, Ottawa and Vancouver. Landmark assets include Brookfield Place in Toronto and Bankers Hall in Calgary.

           RECENT DEVELOPMENTS

The following is a summary of significant recent developments affecting us:

On December 1, 2011, we announced the acquisition from BPO of a 25% interest in nine office assets totaling approximately 6.5 million square feet in Toronto and Ottawa that have a total asset value of $362 million. BOX funded the acquisition through $222 million of existing liquidity and the remainder through the assumption of debt. The acquisition consolidated all but one of BPO’s Canadian operating properties in BOX and added the following nine office buildings to our portfolio:

•	First Canadian Place, Toronto

•	2 Queen Street East, Toronto

•	151 Yonge Street, Toronto

•	Place de Ville I, Ottawa (two buildings)

•	Place de Ville II, Ottawa (two buildings)

•	Jean Edmonds Towers, Ottawa (two buildings)

On December 21, 2011, we announced that we had arranged financing of $405 million for our Bay Adelaide Centre West Tower in Toronto. The loan has a 10-year term and bears interest at a fixed rate of 4.426% per annum. The proceeds from the loan were used to repay the existing construction loan of $405 million.

On January 9, 2012, our trust units began trading on the NYSE under the ticker symbol “BOXC”.

           SELLING UNITHOLDER

BPP may also offer and sell trust units under this prospectus. As at February 13, 2012, BPP directly and indirectly owned an aggregate equity interest in BOX of approximately 83.3%, consisting of 10,564,117 trust units and 67,088,022 Class B LP Units of Brookfield Office Properties Canada LP (the “Class B LP Units”) which are exchangeable for trust units on a one-for-one basis (see “Brookfield Office Properties Canada”). The prospectus supplement for any trust units offered and sold by BPP will identify the number of trust units being sold by BPP and the number of trust units and Class B LP Units to be directly and indirectly owned by BPP after the distribution.

           USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds we receive from a sale of Securities will be added to our general funds and we may use them for general trust purposes, including, but not limited to, the repayment or refinancing of debt, acquisitions, capital expenditures and working capital needs. We may invest funds that we do not immediately use in short-term marketable securities. We may from time to time offer Securities and incur additional indebtedness other than through an offering under this prospectus and any applicable prospectus supplement.

We will not receive any proceeds from trust units offered and sold by BPP.

           DESCRIPTION OF THE TRUST UNITS

The following sets forth certain general terms and provisions of our trust units. This summary does not purport to be complete. Reference is made to the Declaration of Trust, available on our SEDAR profile at www.sedar.com, for a complete description of the trust units.

Trust Units

Each trust unit is transferable and represents an equal, undivided beneficial interest in BOX and any of our distributions, whether of net income, net realized capital gains or other amounts, and, in the event of our termination or winding-up, in our net assets remaining after satisfaction of all liabilities. All trust units rank among themselves equally and rateably without discrimination, preference or priority. Each trust unit entitles the holder thereof to one vote at all meetings of unitholders or in respect of any written resolution of unitholders.

Holders of our trust units are entitled to receive our distributions (whether of net income, net realized capital gains or other amounts) if, as and when declared by our trustees. Upon our termination or winding-up, holders of our trust units will participate equally with respect to the distribution of our remaining assets after payment of all of our liabilities. Such distribution may be made in cash, as a distribution in kind, or both, all as our trustees in their sole discretion may determine. Our trust units have no conversion, retraction or redemption rights. No person is entitled, as a matter of right, to any pre-emptive right to subscribe for or acquire any trust unit, except for holders of Class B LP Units who are entitled to exchange their Class B LP Units for trust units on a one for one basis in accordance with their terms, or as otherwise agreed to by us pursuant to a binding agreement in writing.

Issuance of Trust Units

Trust units or rights to acquire trust units or other of the Securities may be created, issued and sold at such times, to such persons, for such consideration and on such terms and conditions as our trustees determine, including pursuant to a rights plan, distribution reinvestment plan, purchase plan or any incentive option or other compensation plan. Trust units will be issued only when fully paid in money, property or past services, and they will not be subject to future calls or assessments, provided that trust units may be issued and sold on an installment basis and we may take security over any such trust units so issued. Where our trustees determine that we do not have available cash in an amount sufficient to pay the full amount of any distribution, the payment may, at the option of our trustees, include or consist entirely of the issuance of additional trust units having a fair market value determined by the trustees equal to the difference between the amount of the distribution and the amount of cash that has been determined by our trustees to be available for the payment of such distribution. These additional trust units will be issued pursuant to applicable exemptions under applicable securities laws, discretionary exemptions granted by applicable securities regulatory authorities or a prospectus or similar filing. The Declaration of Trust also provides that unless our trustees determine otherwise, and subject to all necessary regulatory approvals, immediately after any pro rata distribution of additional trust units to all holders of our trust units as described above, the number of outstanding trust units will automatically be consolidated such that each unitholder will hold after the consolidation the same number of trust units as the unitholder held before the distribution of such additional trust units. In such circumstances, each certificate representing a number of trust units prior to the distribution of additional trust units will be deemed to represent the same number of trust units after the distribution of such additional trust units and the consolidation. If tax is required to be withheld from a unitholder’s share of the distribution, the consolidation will not result in such unitholder holding the same number of trust units. Each such unitholder will be required to surrender the certificates, if any, representing that unitholder’s original trust units in exchange for a certificate representing that unitholder’s post-consolidation trust units.

The trustees may refuse to allow the issuance of or to register the transfer of any trust units where such issuance or transfer would, in their opinion, adversely affect the treatment of BOX under applicable Canadian tax laws or their qualification to carry on any relevant business. See “– Limitations on Non-Resident Ownership of Trust Units”.

Repurchase of Trust Units

We may, from time to time, purchase all or a portion of our trust units for cancellation at a price per trust unit and on a basis determined by our trustees in accordance with applicable securities laws and stock exchange rules.

Limitations on Non-Resident Ownership of Trust Units

In order for BOX to maintain its status as a mutual fund trust under the Income Tax Act (Canada) (the “Tax Act”), it must not be established or maintained primarily for the benefit of any person who is a “non-resident” within the meaning of the Tax Act or a partnership other than a Canadian partnership for the purposes of the Tax Act (each, a “Non-Resident”). Accordingly, the Declaration of Trust provides that at no time may Non-Residents be the beneficial owners of more than 49% of our trust units on a basic or fully-diluted basis and we have informed our transfer agent and/or registrar of this restriction. Our trustees may require a registered holder of trust units to provide them with a declaration as to the jurisdictions in which beneficial owners of our trust units registered in such holder’s name are resident and as to whether such beneficial owners are Non-Residents (or in the case of a partnership, whether the partnership is Non-Resident). If our trustees become aware, as a result of such declarations as to beneficial ownership or as a result of any other investigations, that the beneficial owners of more than 49% of our trust units on a basic or fully-diluted basis are, or may be, Non-Residents or that such a situation is imminent, our trustees may make a public announcement thereof and will not accept a subscription for trust units from or issue or register a transfer of trust units to a person unless the person provides a declaration in form and content satisfactory to our trustees that the person is not a Non-Resident and does not hold such trust units for the benefit of Non-Residents. If, notwithstanding the foregoing, the trustees determine that more than 49% of our trust units on a basic or fully-diluted basis are held by Non-Residents, our trustees may send or cause to be sent a notice to such Non-Resident holders of our trust units chosen in inverse order to the order of acquisition or registration or in such other manner as our trustees may consider equitable and practicable, requiring them to sell their trust units or a portion thereof within a specified period of not more than 30 days. If the unitholders receiving such notice have not sold the specified number of trust units or provided the trustees with satisfactory evidence that they are not Non-Residents within such period, the trustees may on behalf of such persons sell or cause to be sold such trust units and, in the interim, will suspend the voting and distribution rights attached to such trust units. Upon such sale, the affected holders will cease to be holders of the relevant trust units and their rights will be limited to receiving the net proceeds of sale upon surrender of the certificates, if any, representing such trust units.

Book-Based System

The trust units may be represented in the form of one or more fully registered unit certificates held by, or on behalf of, CDS Clearing and Depository Services Inc. (“CDS”), as custodian of such certificates for the participants of CDS, registered in the name of CDS or its nominee, and registration of ownership and transfers of the trust units may be effected through the book-based system administered by CDS.

           DESCRIPTION OF THE DEBT SECURITIES

The following sets forth certain general terms and provisions of our debt securities. The particular terms and provisions of debt securities offered pursuant to an accompanying prospectus supplement, and the extent to which the general terms and provisions described below may apply to such debt securities, will be described in such prospectus supplement. Thus, for a description of the terms of a particular series of debt securities, you must refer to both the applicable prospectus supplement relating to that series and the description of our debt securities contained in this prospectus.

Our debt securities will be issued under one or more trust indentures (each a “Trust Indenture”), in each case to be entered into between us and one or more financial institutions (as determined by us in accordance with applicable laws) (referred to herein as the “Trustee”), acting on behalf of holders of our debt securities as trustee of the debt securities issued under the Trust Indenture. The Trust Indenture will be executed upon the issuance of debt securities under this prospectus, as supplemented by any supplemental indenture which may be applicable to such debt securities. When we refer to the Trust Indenture in this prospectus, we are referring to the form of trust indenture under which we anticipate our debt securities will be issued. The following statements with respect to any Trust Indenture and the debt securities to be issued thereunder are summaries of certain anticipated provisions of the Trust Indenture and do not purport to be complete; such statements are subject to, and qualified in their entirety by reference to, the provisions of the applicable Trust Indenture. It is the applicable Trust Indenture, and not these statements, that will govern the rights of holders of our debt securities. The Trust Indenture will be subject to the provisions of the Trust Indenture Legislation (as defined herein). A copy of the Trust Indenture will be filed with the Commission as an exhibit to the registration statement of which this prospectus forms a part and will also be filed with the Canadian securities regulators.

General

The Trust Indenture will not limit the amount of debt securities that may be issued under the Trust Indenture. The Trust Indenture will provide that debt securities may be issued from time to time in one or more series and may be denominated and payable in Canadian dollars or any other currency. Any prospectus supplement for debt securities supplementing this prospectus will contain the terms and other information with respect to the debt securities being offered thereby. These terms may include, but are not limited to, any of the following:

•	the specific designation of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•
the date or dates, if any, on which the debt securities will mature and the portion (if other than all of the principal amount) of the debt securities to be payable upon declaration of acceleration of maturity;

•
the rate or rates per annum (which may be fixed or variable) at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for any interest payable on the debt securities which are in registered form and the conventions for calculating interest, if any;

•
any mandatory or optional redemption or sinking fund provisions, including the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed or purchased at our option or otherwise;

•
whether the debt securities will be issuable in registered form or bearer form or both, and, if issuable in bearer form, the restrictions as to the offer, sale and delivery of the debt securities in bearer form and as to exchanges between registered and bearer form;

•	whether the debt securities will be issuable in the form of one or more registered global securities and if so the identity of the depository for such registered global securities;

•	the denominations in which any of the debt securities will be issuable if other than denominations of $1,000 and any multiple thereof;

•
each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•
if the debt securities may be converted into or exercised or exchanged for our trust units or other securities, or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder of the debt securities or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of trust units or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	any subordination provisions applicable to the debt securities;

•	the issue price at which the debt securities will originally be issued, expressed as a percentage of the principal amount, and the original issue date;

•	if the debt security is also an Original Issue Discount Security (as hereinafter defined), the yield to maturity;

•
if other than Canadian dollars, the currency or the units based on or relating to currencies in which the debt securities are denominated and/or in which the payment of the principal of and any premium and interest on the debt securities will or may be payable;

•	any index pursuant to which the amount of payments of principal of and any premium and interest on the debt securities will or may be determined;

•	the form of the face and reverse of the debt securities of such series;

•	the CUSIP numbers for the debt securities of such series, if any;

•
any other terms of the debt securities, including additional covenants and Events of Default (as hereinafter defined) and any covenants, Events of Default or other terms of the Trust Indenture that will not apply to the debt securities; and

•	the identity of the Trustee for a particular series of debt securities.

Some or all of the debt securities may be issued under the Trust Indenture as “Original Issue Discount Securities” (bearing no interest or interest at a rate that at the time of issuance is below market rates) to be issued at prices below their stated principal amounts.

Under the Trust Indenture, we will have the ability, in addition to the ability to issue debt securities with terms different from those of other debt securities previously issued, without the consent of the holders of outstanding debt securities, to reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Ranking and Other Indebtedness

Our debt securities will be direct unsecured obligations of BOX and will be senior or subordinated indebtedness of BOX as described in the relevant prospectus supplement. The senior debt securities will rank equal in right of payment to all other unsecured and unsubordinated indebtedness of BOX. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of the senior debt securities and all other senior indebtedness of BOX.

Form, Denomination, Exchange and Transfer

Debt securities of a series may be issuable solely as registered debt securities issuable in denominations of $1,000 and integral multiples of $1,000 or in such other denominations as may be provided for by the terms of the debt securities of any particular series. The Trust Indenture will also provide that debt securities of a series may be issuable in global form (“Global Securities”). Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

The debt securities may be presented for exchange as described above, and debt securities may be presented for registration of transfer (duly endorsed or accompanied by a written instrument of transfer), at the corporate trust office of the Trustee or at the office of any transfer agent designated by us for such purpose with respect to any series of debt securities. No service charge will be made for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. We may at any time designate one or more successor or additional transfer agents with respect to any series of debt securities and may from time to time rescind any such designation. We will be required to maintain a transfer agent in each place of payment for such series.

We shall keep, or cause to be kept by another person, a central securities register that complies with the Trust Indenture Legislation. Additionally, we will cause to be recorded promptly in the central securities register, the particulars of each issue, exchange or transfer of debt securities. Unless otherwise provided for in the case of any series of debt securities, the Trustee shall maintain at its corporate trust office a branch register containing the same information with respect to each entry contained therein as contained in the central register. In the event of a conflict between the information contained in the central register and the information contained in a branch register, the information contained in the central register shall prevail.

We shall not be required to:

•
issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

•	register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•
issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder of the debt security except the portion, if any, of such debt security not to be so repaid.

Events of Default

The Trust Indenture will provide, with respect to any series of outstanding debt securities thereunder, that the following shall constitute “Events of Default”:

(i)
default in the payment of any installment of principal of (or any premium on) or any interest upon any debt security of that series, when the same becomes due and payable, continued for 30 consecutive days;

(ii)	default in the payment of the principal of or any premium on any debt security of that series at its maturity;

(iii)	default in the deposit of any sinking fund or analogous payment when due by the terms of any debt security of that series;

(iv)
default in the performance, or breach, of any of our covenants or warranties in the Trust Indenture (other than a covenant or warranty, a default in whose performance or whose breach is specifically dealt with elsewhere in the Trust Indenture, including a breach of certain reporting obligations that will be contained in the Trust Indenture, for which liquidated damages to be set forth in the applicable prospectus supplement shall be the only remedy), continued for 90 consecutive days after written notice to us;

(v)	certain events of bankruptcy, insolvency or reorganization; and

(vi)	any other Event of Default provided with respect to the debt securities of that series.

No Event of Default provided with respect to a particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. We will be required to file with the Trustee, annually, a certificate of one our officers as to our compliance with all conditions and covenants under the Trust Indenture. The Trust Indenture will provide that the Trustee may withhold notice to the holders of debt securities of any default (except payment defaults on the debt securities) if the Trustee determines that we have made provisions to cure such default or if the Trustee considers it in the best interest of the holders of debt securities to do so.

If an Event of Default listed in clause (i), (ii), (iii), (iv) or (vi) of the second preceding paragraph with respect to debt securities of a particular series occurs and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the outstanding debt securities of that series due and payable immediately. If an Event of Default listed in clause (v) of the second preceding paragraph occurs and is continuing, then the Trustee or the holders of not less than 25% in principal amount of all debt securities then outstanding may declare the principal amount of all of the outstanding debt securities to be due and payable immediately. However, in either case the holders of a majority in principal amount of the outstanding debt securities of that series, or of all outstanding debt securities, as the case may be, by written notice to us and the Trustee, may, under certain circumstances, rescind and annul such declaration.

Subject to the provisions relating to the duties of the Trustee, in case an Event of Default with respect to debt securities of any or all series occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Trust Indenture at the request, order or direction of any of the holders of such debt securities, unless such holders shall have offered to the Trustee indemnity satisfactory to it against the expenses and liabilities which might be incurred by it in compliance with such request. Subject to such provisions for the indemnification of the Trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series (with respect to any remedy, trust or power relating to or arising under an Event of Default described in clause (i), (ii), (iii), (iv) or (vi) above) or the holders of a majority in principal amount of all outstanding debt securities (with respect to any other remedy, trust or power), as the case may be, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Trust Indenture, or exercising any trust or power conferred on the Trustee.

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default described in clause (i), (ii), (iii), (iv) or (vi) above (or, in the case of a default described in clause (v) above, the holders of not less than a majority in principal amount of all outstanding debt securities may waive any such past default) and its consequences, except (a) a waiver that has the effect of forgiving any payment of the principal of (or premium, if any) or any interest on any debt security, or (b) a default in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

Modification and Waiver

The Trust Indenture will provide that we and the Trustee may modify and amend the Trust Indenture with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities that are affected by such modification or amendment; provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby, among other things:

•	change the stated maturity of, the principal of (or premium, if any), or any installment of interest on any such debt security;

•	reduce the principal amount or the rate of interest on or any premium payable on any such debt security;

•	change our obligations to pay additional amounts for withholding and deduction of taxes with respect to the debt securities, with certain exceptions;

•
reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof or the amount thereof provable in bankruptcy;

•	adversely affect any right of repayment at the option of the holder of any such debt security;

•
change the place of payment where, or the currency in which, any such debt security or any premium or interest thereon is payable, or impair the right to institute a suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or repayment at the option of the holder of such debt security, on or after the redemption date or repayment date);

•	adversely affect any right to convert or exchange any such debt security provided for in the Trust Indenture;

•
reduce the above-stated percentage of holders of such outstanding debt securities necessary to modify or amend the Trust Indenture or to consent to any waiver thereunder (including a waiver of certain defaults); or

•	modify the foregoing requirements with certain exceptions.

The holders of a majority in principal amount of outstanding debt securities affected thereby will have the right to waive our compliance with certain covenants.

The Trust Indenture will provide that we and the Trustee may modify and amend the Trust Indenture without the consent of any holder of debt securities, for any of the following purposes:

•	to evidence the succession of another person to our company as obligor under the Trust Indenture;

•	to add to our covenants for the benefit of the holders of all or any series of debt securities;

•	to add any additional Events of Default for the benefit of the holders of all or any series of debt securities;

•
to add to or change any of the provisions of the Trust Indenture to provide that bearer securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on bearer securities, to permit bearer securities to be issued in exchange for registered securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form, provided that any such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•
to add, change or eliminate any provisions of the Trust Indenture, provided that any such addition, change or elimination shall become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision or any such addition, change or elimination shall not apply to any outstanding debt security;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Trust Indenture by more than one Trustee;

•	to cure any ambiguity, defect or inconsistency in the Trust Indenture;

•
to add to the conditions, limitations and restrictions on the authorized amount, form, terms or purposes of issue, authentication and delivery of debt securities, as set forth in the Trust Indenture, provided such action does not adversely affect the interests of holders of debt securities of any series in any material respect;

•
to supplement any of the provisions of the Trust Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities provided such action does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•
to make any other changes in the provisions of the Trust Indenture which we and the Trustee may deem necessary or desirable, provided such amendment does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	to add any security interests or guarantors in respect of any series of debt securities; or

•	to comply with Trust Indenture Legislation, provided such action does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The Trust Indenture will provide that in determining whether the holders of the requisite principal amount of debt securities of a series then outstanding have given any request, demand, authorization, direction, notice, consent or waiver thereunder:

•
the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof;

•
the principal amount of a debt security denominated in a currency or currencies other than Canadian dollars shall be the Canadian dollar equivalent, determined as of the date such debt securities were originally issued by us, of the principal amount (or, in the case of an Original Issue Discount Security, the Canadian dollar equivalent on the issue date of such Original Issue Discount Security of the amount determined as provided in the first bullet above); and

•	debt securities owned by us or any other obligor or affiliate of ours or such other obligor shall be disregarded and not deemed to be outstanding.

Permitted Reorganizations

The Trust Indenture will provide that we shall not enter into any transaction or series of transactions whereby all or substantially all of our undertaking, property or assets would become the property of any other person, whether by way of conveyance, transfer, lease, reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless the person which acquires all or substantially all of our undertaking, property or assets is organized or existing under the laws of its jurisdiction of formation and expressly assumes our obligations under the debt securities and the Trust Indenture, and certain other conditions are met.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of any series of debt securities issued under the Trust Indenture which have not already been delivered to the Trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee trust funds in an amount sufficient to pay the entire indebtedness on such debt securities for principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

We may, at our option and at any time, elect to have our obligations discharged with respect to the outstanding debt securities of or within any series (“defeasance”). Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by such outstanding debt securities and to have satisfied our other obligations under the Trust Indenture with respect to such debt securities, except for:

•
the rights of holders of such outstanding debt securities to receive solely from the trust fund described below payments in respect of the principal of (and premium, if any) and interest on such debt securities when such payments are due;

•
our obligations with respect to such debt securities relating to the issuance of temporary securities, the registration, transfer and exchange of the debt securities, the replacement of mutilated, destroyed, lost or stolen debt securities, the maintenance of an office or agency in the applicable place of payment, the holding of money for security payments in trust and with respect to the payment of additional amounts, if any, for withholding and deduction of taxes with respect to the debt securities;

•	the rights, powers, trusts, duties and immunities of the Trustee; and

•	the defeasance provisions of the Trust Indenture.

We may, at our option and at any time, elect to be released from our obligations with respect to certain covenants that are described in the Trust Indenture (including those described under “– Permitted Reorganizations” above) (“covenant defeasance”) and any omission to comply with such obligations thereafter shall not constitute a default or an Event of Default with respect to such debt securities.

In order to exercise either defeasance or covenant defeasance:

•
we must irrevocably deposit with the Trustee (or other qualifying trustee), in trust, for the benefit of the holders of such debt securities, cash, government obligations issued in the currency in which such debt securities are payable, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of (and premium, if any) and interest on such outstanding debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor in the currency in which such debt securities are then specified as payable at stated maturity;

•
in the case of defeasance, we shall have delivered to the Trustee an opinion of counsel qualified to practice law in the United States stating that (x) we have received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of the Trust Indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•
in the case of covenant defeasance, we shall have delivered to the Trustee an opinion of counsel qualified to practice law in the United States to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

•
in the case of defeasance or covenant defeasance, we shall have delivered to the Trustee an opinion of counsel qualified to practice law in Canada or a ruling from the Canada Revenue Agency to the effect that holders of such outstanding debt securities will not recognize income, gain or loss for Canadian federal or provincial income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to Canadian federal or provincial income tax and other tax including withholding tax, if any, on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred; and

•
we have delivered to the Trustee an opinion of counsel qualified to practice law in the United States to the effect that the deposit referenced in the first bullet above will not cause the Trustee or the trust so created to be subject to the U.S. Investment Company Act of 1940, as amended, and that we are not an “insolvent person” within the meaning of the Bankruptcy and Insolvency Act (Canada) on the date of the deposit referred to in the first bullet above or at any time during the period ending on the 91st day after the date of such deposit.

If, after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to any debt securities:

•
the holder of any such debt security is entitled to, and does, elect pursuant to the terms of such debt security to receive payment in a currency other than that in which such deposit has been made in respect of such debt security; or

•	the currency in which such deposit has been made in respect of any such debt security ceases to be used by its government of issuance,

the indebtedness represented by such debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest, if any, on such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

All payments of principal of (and premium, if any), and interest, if any, on any debt security that is payable in a currency other than Canadian dollars that ceases to be used by its government of issuance shall be made in Canadian dollars.

Payment of Principal and Interest and Paying Agents

Unless otherwise provided for a series of debt securities, principal (premium, if any) and interest, if any, on debt securities will be payable at an office or agency maintained by us in New York, New York, except that at our option, interest, if any, may be paid by:

•	cheque mailed to the address of the person entitled thereto as such address shall appear in the security register for such debt securities; or

•	wire transfer to an account located in the United States or Canada maintained by the person entitled thereto as specified in the security register for such debt securities.

Payment of any installment of interest on debt securities will be made to the person in whose name such debt security is registered at the close of business on the record date for such interest.

Any paying agent outside the United States and any other paying agent in the United States initially designated by us for the debt securities may be established for each series of debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for such series.

Resignation of Trustee

The Trustee may resign or be removed and a successor Trustee may be appointed to act as the resigning Trustee’s successor. In the event that two or more persons are acting as Trustee with respect to different series of debt securities, each such Trustee shall be a Trustee of a trust under the Trust Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the “Trustee” may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of debt securities for which it is Trustee.

Book-Entry Debt Securities

The debt securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary for a series of debt securities. Global Securities may be issued in either temporary or permanent form. Unless otherwise provided for a series of debt securities, debt securities that are represented by a Global Security will be issued in denominations of $1,000 and any integral multiple thereof or in such other denominations as may be provided for by the terms of the debt securities of any particular series, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest on debt securities represented by a Global Security will be made by the Trustee to the depositary or its nominee.

Governing Law

The Trust Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. The Trust Indenture will be subject to the provisions of the Trust Indenture Legislation and shall, to the extent applicable, be governed by such provisions. “Trust Indenture Legislation” means, at any time, statutory provisions relating to trust indentures and the rights, duties, and obligations of trustees under trust indentures and of issuers issuing debt obligations under trust indentures to the extent that such provisions are at such time in force and applicable to the Trust Indenture, and, as of the date of this prospectus, means in respect of debt securities offered solely in the United States and not concurrently in Canada, or offered concurrently in the United States and Canada, the Trust Indenture Act of 1939, as amended, and regulations thereunder.

Consent to Jurisdiction and Service

The Trust Indenture will provide that we designate an authorized agent for service of process in any suit, action or proceeding arising out of or relating to the Trust Indenture and the debt securities that may be instituted in any federal or state court located in the Borough of Manhattan, in The City of New York, or brought under United States federal or state securities laws or brought by the Trustee, and that we irrevocably submit to the non-exclusive jurisdiction of such courts.

           PLAN OF DISTRIBUTION

We may sell Securities to or through underwriters or dealers and also may sell Securities directly to one or more purchasers or through agents. Similarly, BPP may sell their trust units through underwriters or dealers or to one or more purchasers or through agents.

The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”). Any such person that may be deemed to be an underwriter with respect to Securities of any series will be identified in the prospectus supplement relating to such Securities.

Each prospectus supplement will also set forth the terms of the offering of the Securities being offered thereby, including, to the extent applicable, the names of any underwriters or agents, the purchase price or prices of the offered Securities, the initial offering price, the proceeds to us or BPP from the sale of the offered Securities, any underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase such Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the Securities offered by the prospectus supplement if any of such Securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If so indicated in the applicable prospectus supplement, we may or BPP may authorize dealers or other persons acting as our agents, or agents of BPP, as applicable, to solicit offers by certain institutions to purchase the offered Securities directly from us or BPP, as applicable, pursuant to contracts providing for payment and delivery on a future date. These contracts will be subject only to the conditions set forth in the applicable prospectus supplement which will also set forth the commission payable for solicitation of these contracts.

Under agreements which may be entered into by us or BPP, underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to indemnification by us or BPP against certain liabilities, including liabilities under Canadian provincial and territorial securities legislation and the U.S. Securities Act, or to contribution with respect to payments which those underwriters, dealers or agents may be required to make in respect thereof. Those underwriters, dealers and agents may be customers of, engage in transactions with or perform services for us or our subsidiaries or BPP in the ordinary course of business.

Each series of our debt securities will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, debt securities offered hereby will not be listed on any securities or stock exchange or on any automated dealer quotation system. Certain broker-dealers may make a market in our debt securities but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given that any broker-dealer will make a market in the debt securities of any series or as to the liquidity of the trading market, if any, for the debt securities of any series.

In connection with any underwritten offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at levels other than those which might otherwise prevail in the open market. Such transactions may be commenced, interrupted or discontinued at any time.

           RISK FACTORS

An investment in Securities is subject to a number of risks. Before deciding whether to invest in Securities, investors should consider carefully the risks relating to us as described below and in the information incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and, if applicable, those described in a prospectus supplement for a specific offering of Securities. Specific reference is made to the section “Business of Brookfield Office Properties Canada – Risk Factors” of our annual information form and to the section “Risks and Uncertainties” of our management’s discussion and analysis of our financial condition and results of operations for the three and nine months ended September 30, 2011, both of which are incorporated by reference in this prospectus, and to the risks described in the annual information forms and management’s discussion and analysis of our financial condition and results of operations subsequently filed by us. If any of the events or developments discussed in those risks factors actually occur, our business, financial condition or results of operations or the value of the Securities could be adversely affected.

           CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian and United States federal income tax consequences generally applicable to investors described therein of purchasing, holding and disposing of Securities.

           LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain matters of Canadian and United States law relating to the validity of the Securities will be passed upon for us by Torys LLP in Toronto, Ontario, and New York, New York. As of February 13, 2012, the partners and associates of Torys LLP, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities or outstanding securities of any of our associates or affiliates.

           DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been filed with the Commission as part of the registration statement of which this prospectus forms a part: (i) the documents listed in the first paragraph under “Documents Incorporated by Reference”; (ii) the consent of Deloitte & Touche LLP, Chartered Accountants; (iii) the consent of our counsel, Torys LLP; and (iv) powers of attorney from our trustees and officers.

           ENFORCEABILITY OF CIVIL LIABILITIES

We are a trust established under and governed by the laws of the Province of Ontario. Some of our officers and trustees, as well as certain of the experts named in this prospectus and the documents incorporated by reference, are residents of Canada and substantially all of our assets and some of the assets of those officers, trustees and experts are located outside of the United States. As a result, it may be difficult for holders of Securities to effect service within the United States upon our trustees and officers and the experts named in this prospectus and any documents incorporated by reference who are not residents of the United States or to enforce against them in the United States judgments of courts of the United States predicated upon civil liability under United States federal securities laws. We believe that a monetary judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that was recognized by a Canadian court for such purpose. It cannot be assured that this will be the case. It is less certain that an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.

           PURCHASERS’ STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revision of the price or damages if the prospectus and any amendment contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor. Rights and remedies may be available to purchasers under United States law; purchasers may wish to consult with a United States lawyer for particulars of these rights.

Original purchasers of convertible, exercisable or exchangeable debt securities will have a contractual right of rescission against us following the conversion, exercise or exchange of such debt securities in the event that this prospectus or any amendment thereto contains a misrepresentation. The contractual right of rescission will entitle such original purchasers to receive from us, upon surrender of the underlying securities gained upon the conversion, exercise or exchange of such debt securities, the amount paid for such debt securities, provided that the right of rescission is exercised within 180 days from the date of the purchase of such debt securities under this prospectus.

Original purchasers are further advised that the statutory right of action for damages for a misrepresentation contained in this prospectus or any amendment thereto is limited, under the securities legislation of certain provinces and territories, to the amount paid for the debt securities that were purchased under this prospectus, and therefore a further payment at the time of conversion, exercise or exchange may not be recoverable in a statutory action for damages. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights, or consult with a legal advisor.

           PROMOTER

BPP and BPO, acting in its capacity as manager of BPP, took the initiative in our founding and organization in connection with the reorganization of the business of BPP on May 1, 2010 pursuant to which BPP transferred its directly owned office assets to us and may therefore be considered promoters for the purposes of applicable securities legislation.

           CERTIFICATE OF THE ISSUER

Date: February 13, 2012

This short form prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of the last supplement to this prospectus relating to the securities offered by this prospectus and the supplement(s), constitute full, true and plain disclosure of all material facts relating to the securities offered by this prospectus and the supplement(s) as required by the securities legislation of all of the provinces and territories of Canada.

(Signed) Jan Sucharda President and Chief Executive Officer	(Signed) Bryan Davis Chief Financial Officer

On behalf of the Board of Trustees

(Signed) Thomas F. Farley Trustee	(Signed) Michael F. B. Nesbitt Trustee

C-1

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION OF TRUSTEES OR OFFICERS

The Registrant is a limited purpose unincorporated, closed-ended, real estate investment trust established under and governed by the laws of the Province of Ontario and created pursuant to a declaration of trust dated as of March 19, 2010 (the “Declaration of Trust”). Section 14 of the Declaration of Trust provides as follows:

14.1.	Liability and Indemnification of the Trustees

The Trustees shall at all times be indemnified and saved harmless out of the property of the Trust from and against all liabilities, damages, losses, debts and claims whatsoever, including costs, charges and expenses in connection therewith, sustained, incurred, brought, commenced or prosecuted against them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of their duties as Trustees and also from and against all other liabilities, damages, losses, debts, claims, costs, charges, and expenses (including legal fees and disbursements on a solicitor-and-his-own client basis) which they sustain or incur in or about or in relation to the affairs of the Trust.  Further, the Trustees shall not be liable to the Trust or to any Unitholder or annuitant for any loss or damages relating to any matter regarding the Trust, including any loss or diminution in the value of the Trust or the Trust Property. The foregoing provisions of this Section 14.1 in favour of any Trustee do not apply unless:

(a)	the Trustee acted honestly and in good faith with a view to the best interests of the Trust and the Unitholders; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Trustee had reasonable grounds for believing his or her conduct was lawful.

14.2.	Liability of the Trustees

The Trustees shall not be liable to the Trust or to any Unitholder, annuitant or any other Person for the acts, omissions, receipts, neglects or defaults of any Person, firm or corporation employed or engaged by them as permitted hereunder, or for joining in any receipt or act of conformity or for any loss, damage or expense caused to the Trust through the insufficiency or deficiency of any security in or upon which any of the monies of or belonging to the Trust shall be paid out or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any Person, firm or corporation with whom or which any monies, securities or property of the Trust shall be lodged or deposited, or for any loss occasioned by error in judgment or oversight on the part of the Trustees, or for any other loss, damage or misfortune which may happen in the execution by the Trustees of their duties hereunder, except to the extent the Trustees have not acted in accordance with Sections 14.1(a) and 14.1(b).

14.3.	Reliance Upon Advice

The Trustees may rely and act upon any statement, report or opinion prepared by or any advice received from the Auditors, lawyers or other professional advisors of the Trust and shall not be responsible or held liable for any loss or damage resulting from so relying or acting.

The Declaration of Trust further provides that the trustees of the Registrant have the power and authority, without any action or consent by the unitholders of the Registrant, to purchase on behalf of the Registrant, and pay for out of the trust property of the Registrant, insurance contracts and policies insuring any or all of the trustees or officers of the Registrant against any and all claims and liabilities of any nature asserted by any person arising by reason of any action alleged to have been taken or omitted by the trustees or the officers of the Registrant.

The Registrant maintains and pays for insurance for its trustees and officers under policies arranged by Brookfield Asset Management Inc. with a combined annual limit of C$50,000,000 subject to a corporate deductible of C$250,000 per loss. The limit is not exclusive to each entity insured under the policies. Under this insurance coverage, the Registrant is reimbursed for indemnity payments made to trustees or officers as required or permitted by law or under provisions of the Declaration of Trust as indemnity for losses, including legal costs, arising from acts, errors or omissions committed by trustees and officers during the course of their duties as such. This insurance also provides coverage to individual trustees and officers without any deductible if they are not indemnified by us. The insurance coverage for trustees and officers has certain exclusions, including, but not limited to, those acts determined to be deliberately fraudulent or dishonest or have resulted in personal profit or advantage.

The Registrant has appointed Brookfield Properties Management Corporation (“BPO ManagementCo”) pursuant to an asset management agreement (the “Asset Management Agreement”) to provide it with asset management, regulatory compliance and administrative services (the “Asset Management Services”), including:  (i) providing advisory, consultation and investment management services; (ii) causing or supervising the carrying out of all day-to-day management; (iii) identifying, evaluating, recommending and structuring acquisitions or dispositions from time to time and assisting in negotiating the terms of such acquisitions or dispositions; (iv) arranging for such administrative, executive and management personnel to be provided to us as is reasonably necessary or appropriate to carry out the Asset Management Services; (v) providing development, supervision and coordination services for any new construction projects constituting an addition to or expansion or substantial redevelopment of a property; and (vi) providing such administrative and support services as we require. The Registrant has agreed, pursuant to the Asset Management Agreement to indemnify BPO ManagementCo and its affiliates, directors, officers, agents, members, partners, shareholders, delegatees, subcontractors, advisors, employees and other representatives of each of the foregoing from and against any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred by an indemnified person or threatened in connection with the Asset Management Agreement or the Asset Management Services, other than those that are determined by a final and non-appealable judgment or final and binding arbitration decision to have resulted from an indemnified party’s bad faith, fraud, wilful misconduct, gross negligence or breach of any material term of the Asset Management Agreement.

Insofar as indemnification for liabilities under the United States Securities Act of 1933 may be permitted to trustees, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

The following exhibits have been filed as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION

*4.1
Audited comparative consolidated financial statements of the Company and the notes thereto for the years ended December 31, 2010 and 2009, together with the report of the auditors thereon, incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

*4.2
Management’s discussion and analysis of financial condition and the results of operations for the audited comparative consolidated financial statements for the years ended December 31, 2010 and 2009, incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

*4.3
Annual Information Form of the Company for the financial year ended December 31, 2010, dated March 30, 2011, incorporated by reference from Exhibit 99.3 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

*4.4
The management proxy circular of the Company dated March 30, 2011, as re-filed on April 6, 2011, in connection with the annual meeting of unitholders of the Company, incorporated by reference to Exhibit 99.12 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

*4.5
Unaudited comparative condensed consolidated financial report of the Company and the notes thereto for the three and nine months ended September 30, 2011 and 2010, incorporated by reference to Exhibit 99.5 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

*4.6
Management’s discussion and analysis  of financial condition and results of operations for the unaudited comparative condensed consolidated financial statements for the three and nine months ended September 30, 2011 and 2010, incorporated by reference to Exhibit 99.6 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

5.1	Consent of Deloitte & Touche LLP, Toronto, Ontario.

**5.2	Consent of Torys LLP.

**6.1	Powers of Attorney.

7.1	Form of Trust Indenture relating to the debt securities of the Registrant.

***7.2	Statement of Eligibility and Qualification of Trustee on Form T-1.

___________________________

*	Incorporated by reference

**	Previously filed

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1. UNDERTAKING.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Securities and Exchange Commission (the “Commission”) staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

ITEM 2. CONSENT TO SERVICE OF PROCESS.

The Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X on January 10, 2012.

Any change to the name or address of the agent for service of the Company or the Trustee shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized,  in the United States, in the City of New York, New York on February 13, 2012.

BROOKFIELD OFFICE PROPERTIES CANADA
By:	/s/ Bryan K. Davis
	Name:	Bryan K. Davis
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933 this Amendment No. 1 to the Registration Statement has been signed by the following persons in the following capacities and on the dates indicated.

Signature	Title	Date

/s /Jan Sucharda
Jan Sucharda	Chief Executive Officer, President and Trustee (principal executive officer)	February 13, 2012

/s/ Bryan K. Davis
Bryan K. Davis	Chief Financial Officer (principal financial and accounting officer)	February 13, 2012

Richard B. Clark	Trustee

Signature	Title	Date

/s/ Colum Bastable
Colum Bastable	Trustee	February 13, 2012

/s/ Thomas F. Farley
Thomas F. Farley	Chairman of the Board of Trustees	February 13, 2012

/s/ Roderick D. Fraser		February 13, 2012
Roderick D. Fraser	Trustee

/s/ Paul D. McFarlane		February 13, 2012
Paul D. McFarlane	Trustee

/s/ Michael F. B. Nesbitt		February 13, 2012
Michael F. B. Nesbitt	Trustee

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Amendment No. 1 to the Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, in the City of New York, New York on February 13, 2012.

BROOKFIELD PROPERTIES MANAGEMENT LLC

By:	/s/ Michelle Campbell
	Name:	Michelle Campbell
	Title:	Vice President, Compliance and Assistant General Counsel

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

*4.1
Audited comparative consolidated financial statements of the Company and the notes thereto for the years ended December 31, 2010 and 2009, together with the report of the auditors thereon, incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

*4.2
Management’s discussion and analysis of financial condition and the results of operations for the audited comparative consolidated financial statements for the years ended December 31, 2010 and 2009, incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

*4.3
Annual Information Form of the Company for the financial year ended December 31, 2010, dated March 30, 2011, incorporated by reference from Exhibit 99.3 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

*4.4
The management proxy circular of the Company dated March 30, 2011, as re-filed on April 6, 2011, in connection with the annual meeting of unitholders of the Company, incorporated by reference to Exhibit 99.12 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

*4.5
Unaudited comparative condensed consolidated financial report of the Company and the notes thereto for the three and nine months ended September 30, 2011 and 2010, incorporated by reference to Exhibit 99.5 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

*4.6
Management’s discussion and analysis  of financial condition and results of operations for the unaudited comparative condensed consolidated financial statements for the three and nine months ended September 30, 2011 and 2010, incorporated by reference to Exhibit 99.6 to the Company’s Registration Statement on Form 40-F for the year ended December 31, 2010, filed with the Commission on December 29, 2011.

5.1	Consent of Deloitte & Touche LLP, Toronto, Ontario.

**5.2	Consent of Torys LLP.

**6.1	Powers of Attorney.

7.1	Form of Trust Indenture relating to the debt securities of the Registrant.

***7.2	Statement of Eligibility and Qualification of Trustee on Form T-1.

___________________________

*	Incorporated by reference

**	Previously filed

***	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.